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                                                                    Exhibit 21.1

                              List of Subsidiaries
                                 March 28, 2000

                                                     State or Jurisdiction
Name of Subsidiary                                   of Incorporation          % of ownership
------------------                                   ----------------          --------------

Selfcare Europe Ltd                                  England (U.K.)            100%(no operations)
Selfcare International GmbH                          Germany                   100%
Selfcare Development Verwaltungsgesellschaft GmbH    Germany                   100%(sub of SC International)
Selfcare Development GmbH & Co. KG                   Germany                    70%(sub of SC International)
Bvba Selfcare Benelux sprl                           Belgium                   100%(sub of SC International)
Cambridge Diagnostics Ireland Ltd.                   Ireland                   100%
Cambridge Affiliate Corporation                      State of Delaware          49%
Selfhelp Israel, Ltd.                                Israel                    100%(no operations)
Inverness Medical Limited                            Scotland (U.K.)           100% of common/voting stock (1)
Orgenics, Ltd. (2)                                   Israel                    100%(direct & indirect)
Orgenics International Holdings B.V.                 The Netherlands           100%(3)
Enviromed, plc                                       England (U.K.)             29.9%
Inverness Medical, Inc. ("IMI")                      State of Delaware         100%
Can-Am Care Corporation                              State of New York         100%(sub of IMI)
Selfcare Technology, Inc.                            State of Delaware         100%(4)
Storebrands.net                                      State of Delaware         100%
Selfcare Pty Limited                                 Australia                 100% (no operations)

Note: Each subsidiary does business under its own name, as listed above.

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(1)   preferred stock owned by Inverness and Nairn Enterprise (a Scottish development agency)
(2) Orgenics, Ltd has subsidiaries in France (Orgenics France S.A., 100% owned), Brazil (Orgenics Do Brasil Ltda, and Orgenics Reagentes para Laboratorios Ltda -both 100% owned), Columbia (Orgenics Columbia-branch, 100% owned) and Israel (Orgenics Biosensors Ltd, and Orgenics O.S.A.
      (1997) Ltd, both 100% owned).
(3)   Only material assets are the shares of Orgenics Ltd. that it owns.
(4)   Owns 50% (Joint Venture) of PBM-Selfcare, LLC